Report of Independent Registered Public

 Accounting Firm

The Board of Trustees and Shareholders
Vestaur Securities Fund

In planning and performing our audit of the financial statements of Vestaur Securities Fund (formerly, Vestaur Securities, Inc.) for the year ended November 30, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control. The management of Vestaur Securities Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because  of  inherent  limitations  in  internal  control,  error or fraud
 may  occur and not be  detected.   Also,  projection  of any
evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses  under the  standards  of the  Public  Company  Accounting
 Oversight Board (United States). A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, which we consider to be material weaknesses as defined above as of November 30, 2004.

This report is intended solely for the information and use of management and the Board of Trustees of Vestaur Securities Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties. Boston, Massachusetts January 14, 2005